UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 4, 2025
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION:
Common Stock, without par value	EXC	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 4, 2025, Exelon Corporation (the “Company”) completed its previously announced sale of $1 billion aggregate principal amount of 3.25% Convertible Senior Notes due 2029 (the “Notes”), which amount includes the exercise in full of the $100 million option to purchase additional Notes granted to the initial purchasers, in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes bear interest at a fixed rate of 3.25 % per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026. The Notes will be convertible into cash or a combination of cash and shares of the Company’s common stock, without par value (“Common Stock”), as described below. The Notes are senior, unsecured obligations of the Company, and will mature on March 15, 2029, unless earlier converted or repurchased in accordance with their terms.

The Company issued the Notes pursuant to an indenture (the “Indenture”), dated as of December 4, 2025, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Prior to the close of business on the business day immediately preceding December 15, 2028, the Notes will be convertible at the option of the holders only under certain conditions. On or after December 15, 2028 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time at the conversion rate then in effect, irrespective of these conditions.

The Company will settle conversions of the Notes by paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash, shares of its Common Stock, or a combination of cash and shares of its Common Stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The conversion rate for the Notes will initially be 17.5093 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $57.11 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 25% over the last reported sale price of the Common Stock on the Nasdaq Global Select Market on December 1, 2025. The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The Company may not redeem the Notes prior to the maturity date.

If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, if a Make-Whole Fundamental Change (as defined in the Indenture) occurs, the Company may be required, in certain circumstances, to increase the conversion rate for any Notes converted in connection with such Make-Whole Fundamental Change by a specified number of shares of its Common Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; be effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with the Generally Accepted Accounting Principles).

The Company estimates that the net proceeds from the sale of the Notes will be approximately $987.5 million, after deducting the initial purchasers’ discounts and commissions but before deducting other offering expenses. The Company intends to use the net proceeds of this offering to repay or refinance debt or for general corporate purposes.

Item 2.03. Creation of a Direct Financial Obligation

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Notes were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The Notes and the underlying shares of Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The maximum number of shares of Common Stock issuable upon conversion of the Notes, including pursuant to any increase in the conversion rate for any Notes converted in connection with a Make-Whole Fundamental Change, is 21.8866.

Item 8.01. Other Events

On December 1, 2025, the Company issued a press release announcing the launch of its offering of the Notes. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 1, 2025, the Company issued a press release announcing the pricing of its offering of the Notes. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement dated December 1, 2025 among the Company, J.P. Morgan Securities LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein.
4.1	Indenture, dated as of December 4, 2025 between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 3.25% Convertible Senior Note due 2029 (included in Exhibit 4.1)
99.1	Press release of Exelon Corporation, dated December 1, 2025
99.2	Press release of Exelon Corporation, dated December 1, 2025
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* * * * *

This Current Report contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: unfavorable legislative and/or regulatory actions; uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof; environmental liabilities and remediation costs; state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies; challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions; negative outcomes in legal proceedings; adverse impact of the activities associated with the past deferred prosecution agreement (DPA) and now-resolved SEC investigation on Exelon's reputation and relationships with legislators, regulators, and customers; physical security and cybersecurity risks; extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events; disruptions or cost increases in the supply chain, including shortages in labor, materials or parts, or significant increases in relevant tariffs; lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties; emerging technologies that could affect or transform the energy industry; instability in capital and credit markets; a downgrade of the Company's credit ratings or other failure to satisfy the credit standards in the Company's agreements or regulatory financial requirements; significant economic downturns or increases in customer rates; impacts of climate change and weather on energy usage and maintenance and capital costs; and impairment of long-lived assets, goodwill, and other assets.

New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see those factors discussed in the Company's most recent Annual Report on Form 10-K, including in Part I, ITEM 1A, any subsequent Quarterly Reports on Form 10-Q, and in other reports filed by the Company from time to time with the SEC.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this Current Report. The Company undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jeanne M. Jones
Jeanne M. Jones
Executive Vice President and Chief Financial Officer
Exelon Corporation

December 4, 2025

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement dated December 1, 2025 among the Company, J.P. Morgan Securities LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein.
4.1	Indenture, dated as of December 4, 2025 between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 3.25% Convertible Senior Note due 2029 (included in Exhibit 4.1)
99.1	Press release of Exelon Corporation, dated December 1, 2025
99.2	Press release of Exelon Corporation, dated December 1, 2025
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)